DRAFT PRO FORMA BALANCE SHEET OF FILA HOLDING S.p.A.,
                            DATED AS OF JUNE 10, 2003

[LOGO]
Fila Holding S.p.A.
Registered Office
Viale Cesare Battisti 26
13900 Biella Italy                  Registered Capital Stock (euro)96,511,312.00
Tel. +39-01535061                   Biella Commercial Registrar
Fax +39-0153506399                  And Tax Code Number 00164310021

                                   Draft pro-
                                     forma
                                    balance
                                     Sheet
((euro)000)                        31/5/2003      1          2          3          4          5        6        7
-------------------------------------------------------------------------------------------------------------------------
Fixed assets (net)                       20
Net Equity investments                    3
Other non current assets                230
Equity inivestments intercompany     150.96              (150.967)
                                   --------
Total fixed assets                   151.22
Other receivables                   134.304    (20.000)                         103.658     (263)     323    (198.167)
Net cash                                 13                82.123    106.523   (106.523)    (500)    (653)    198.167
                                   --------
Total current assets                134.317
-------------------------------------------------------------------------------------------------------------------------
Total assets                        285.537
-------------------------------------------------------------------------------------------------------------------------
Pension funds                           337
                                   --------
Long Term liabilities                   337
Accounts payable                      2.218
Other current liabilitie            162.688                          106.523     (2.865)    (390)    (653)
                                   --------
Current liabilities                 164.906
Shareholder funds                   120.294    (20.000)   (68.845)                          (373)     323
-------------------------------------------------------------------------------------------------------------------------
Total equity and liabilities        285.537
-------------------------------------------------------------------------------------------------------------------------

                                                                  Draft pro-
                                                                    forma
                                                                   balance
                                                                    Sheet
((euro)000)                           8           9        10     10/6/2003
----------------------------------------------------------------------------
Fixed assets (net)                                                       20
Net Equity investments                                                    3
Other non current assets                                                230
Equity inivestments intercompany                                          0
                                                                    -------
Total fixed assets                                                      253
Other receivables                                                    19.855
Net cash                           (263.514)    20.604   (2.875)     33.365
                                                                    -------
Total current assets                                                 53.220
----------------------------------------------------------------------------
Total assets                                                         53.473
----------------------------------------------------------------------------
Pension funds                                                           337
                                                                    -------
Long Term liabilities                                                   337
Accounts payable                                                      2.218
Other current liabilitie           (263.514)                          1.790
                                                                    -------
Current liabilities                                                   4.008
Shareholder funds                               20.604   (2.875)     49.128
----------------------------------------------------------------------------
Total equity and liabilities                                         53.473
----------------------------------------------------------------------------

NOTE:

Eash adjustment is described in the following page

Adjustments

1. Write off of a credit of Fila Holding towards Fila Nederland

2. Sale of shares of Fila Sport, Fila U.S.A, Fila Nederland and Ciesse with the accounting of the Loss on equity investments

3. Loan from RCS to Fila Holding

4. Loan from Fila Holding to Fila Sport and Fila Nederland to allow the two companies to repay their debts

5. Costs for UBS advisory and Interest income on financial credit towards Fila Sport and Fila Nederland (accrued as of the 10th June 2003)

6. Bank Interest paid (accrued as of the 10th June 2003)

7. Cash in from the sale of Notes (Fila Sport and Fila Nederland)

8. Use of cash to repay debts towards banks and RCS

9. Income from the closing of the hedging position

10. Advisory costs for the Transactions


                                        2